UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2023

Lexicon Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30111	76-0474169
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2445 Technology Forest Blvd., 11th Floor The Woodlands, Texas 77381
(Address of principal executive offices and Zip Code)

(281) 863-3000

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001	LXRX	The Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Underwriting Agreement

On May 31, 2023, Lexicon Pharmaceuticals, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc. (“Citigroup”), Jefferies LLC (“Jefferies”) and Piper Sandler & Co. (“Piper Sandler”), as representatives of the several underwriters named therein (the “Underwriters”), relating to a public offering (the “Public Offering”) of 23,924,705 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”).

The price offered to the public for the Shares was $2.60 per Share (the “Public Offering Price”). Pursuant to the terms of the Underwriting Agreement, the Company also granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 3,588,705 shares of Common Stock (the “Option Shares”) on the same terms as their purchase of the Shares. On June 1, 2023, the Underwriters exercised in full their option to purchase the Option Shares. The net proceeds to the Company from the Public Offering are expected to be approximately $66.9 million after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing, obligations of the parties and termination provisions. Additionally, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Company has also agreed with the Underwriters not to offer or sell any shares of its Common Stock (or securities convertible into or exchangeable for Common Stock), subject to certain exceptions, for a period of 60 days after the date of the Underwriting Agreement without the prior written consent of Citigroup, Jefferies and Piper Sandler.

The Public Offering was made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-258564) (the “Registration Statement”), declared effective by the Securities and Exchange Commission on September 14, 2021, and a related prospectus included in the Registration Statement, as supplemented by a preliminary prospectus supplement dated May 31, 2023 and a final prospectus supplement dated May 31, 2023.

The foregoing summary of the terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, which is attached to this Current Report on Form 8-K (this “Current Report”) as Exhibit 1.1, and which is incorporated herein by reference. Vinson & Elkins L.L.P., counsel to the Company, delivered an opinion as to the legality of the issuance and sale of the Shares in the Public Offering, a copy of which is attached hereto as Exhibit 5.1 and is incorporated herein by reference.

Purchase Agreement

On May 31, 2023, the Company entered into a Purchase Agreement (the “Purchase Agreement”) with Artal International S.C.A., Artal Group S.A., Artal International Management S.A., Invus Advisors, L.L.C., Invus Public Equities, L.P., Invus, L.P. (“Invus”), Mr. Amaury Wittouck, Stichting Administratiekantoor Westend and Westend S.A (collectively, the “Invus Entities”).

Pursuant to the Purchase Agreement, an affiliate of Invus (the “Private Placement Purchaser”) has agreed to purchase, and the Company has agreed to issue to the Private Placement Purchaser on the closing date of the Public Offering, 24,152,218 shares of Common Stock at a price per share equal to Public Offering Price (the “Concurrent Private Placement” and, together with the Public Offering, the “Offering”). Pursuant to the Purchase Agreement, the Private Placement Purchaser was granted the option to purchase up to an additional 3,622,832 shares of Common Stock (the “Private Option Shares”) at the same price per share as the Public Offering Price. On June 1, 2023, the Private Placement Purchaser exercised its full option to purchase the Private Option Shares. The total purchase price of the Common Stock (including the Private Option Shares) offered to the Private Placement Purchaser is expected to be approximately $72.2 million.

The Purchase Agreement incorporates the representations and warranties and covenants made by the Company in the Underwriting Agreement for the benefit of the Private Placement Purchaser and certain of its affiliates. The Purchase Agreement also contains customary conditions to closing, obligations of the parties and termination provisions and serves to waive certain preemptive rights held by the Invus Entities with respect to the Public Offering.

The Purchase Agreement is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference. The description of the Purchase Agreement in this Current Report is a summary and is qualified in its entirety by the terms of the Purchase Agreement.

Relationships

After the Offering, Invus and its affiliates will hold approximately the same percentage of the Company’s outstanding Common Stock as they did before the Offering.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under “Purchase Agreement” in Item 1.01 of this Current Report is hereby incorporated in this Item 3.02 by reference. The Concurrent Private Placement will be taken in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof.

Item 7.01	Regulation FD Disclosure.

On June 1, 2023, the Company issued a press release announcing the pricing of the Offering (the “Pricing Press Release”). A copy of the Pricing Press Release is furnished as Exhibit 99.1 to this Current Report.

In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to this Item 7.01 and Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information furnished pursuant to Item 7.01 shall not be deemed an admission as to the materiality of any information in this Current Report that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of May 31, 2023, by and among Lexicon Pharmaceuticals, Inc. and Citigroup Global Markets Inc., Jefferies LLC and Piper Sandler & Co., as representatives of the several underwriters named therein.

5.1	Opinion of Vinson & Elkins L.L.P.

10.1	Purchase Agreement, dated as of May 31, 2023, among Lexicon Pharmaceuticals, Inc. and Artal International S.C.A., Artal Group S.A., Artal International Management S.A., Invus Advisors, L.L.C., Invus Public Equities, L.P., Invus, L.P., Mr. Amaury Wittouck, Stichting Administratiekantoor Westend and Westend S.A.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

99.1	Pricing Press Release, dated June 1, 2023.

EX-104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lexicon Pharmaceuticals, Inc.

Date: June 2, 2023	By:	/s/ Brian T. Crum
Brian T. Crum
Senior Vice President and General Counsel